UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Abatix Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Abatix Corp.
2400 Skyline Drive, Suite 400
Mesquite, Texas  75149

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO STOCKHOLDERS OF ABATIX CORP.:

The 2007 Annual Meeting of the Stockholders of Abatix Corp. (the “Company”) will be held at the Company’s headquarters at 2400 Skyline Drive, Suite 400, Mesquite, Texas 75149 on Tuesday, May 22, 2007 at 9:00 A.M. Central Time.

The purpose of the meeting is:

1.	To elect five directors for the ensuing year;
2.	To consider and act upon a proposal to ratify the appointment of KPMG, LLP as the independent registered public accountants for the year ending December 31, 2007; and
3.	To transact such other business as may properly come before the meeting and any adjournment thereof.

These items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 9, 2007 as the record date for the meeting.

Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy.  I urge you to promptly sign, date, and return the enclosed proxy card.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary L. Cox, Corporate Secretary

Mesquite, Texas
April 23, 2007

Abatix Corp.
2400 Skyline Drive, Suite 400
Mesquite, Texas  75149

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

This proxy statement relates to Abatix’s 2007 Annual Meeting of Stockholders (“Annual Meeting”) to be held on May 22, 2007 and any adjournment of that meeting.  It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Abatix’s Board of Directors (“Board”) is soliciting your proxy to vote your shares at the meeting.  The mailing of the proxy statement and other proxy-soliciting materials to you and other stockholders began on or about April 23, 2007.

What matters are scheduled to be presented?

•	The election of five directors.
•	A proposal to ratify the appointment of KPMG, LLP (“KPMG”) as Abatix’s independent registered public accountant for the year ending December 31, 2007.

Who is entitled to vote?

Holders of shares of common stock outstanding on Abatix’s books at the close of business on April 9, 2007, the record date for the meeting, may vote.  There were 1,711,148 shares of common stock outstanding at that time.  The common stock is Abatix’s only class of voting securities.

How many votes do I have?

Each share of common stock is entitled to one vote.

What are the voting procedures?

Directors will be elected by a plurality vote.  Ratification of the retention of the independent registered public accountants will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

If you hold your shares through a bank, broker, or other nominee, you must provide voting instructions to the bank, broker, or nominee; obtain a proxy issued in your name from such record holder; or if your bank, broker or nominee makes telephone or Internet voting available, follow the instructions the bank, broker or nominee will enclose with the proxy statement.

Abstentions will be treated as present with respect to each proposal other than the election of directors.  If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies, and may not or do not exercise discretionary power to grant a proxy with respect to such shares (“broker non-vote”), then shares not voted on such proposal, other than the election of directors, will be counted as not present and not cast with respect to such proposal.

What if I do not indicate my voting choices?

If Abatix receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate.  If we have received your proxy and you have not indicated otherwise, your shares will be voted as recommended by Abatix’s Board.  More particularly, your shares will be voted FOR the election of the director nominees and FOR the proposal to ratify the appointment of the independent registered public accountant.

How does discretionary voting apply?

Abatix is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.

May I revoke my proxy?

You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

1.	Deliver to Abatix’s Corporate Secretary timely written notice that you are revoking your proxy; or
2.	Give another proxy with a later date; or
3.

Vote in person at the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.  Although attendance at the Annual Meeting will not in and of itself constitute a revocation of a previously submitted proxy, voting on an item at the Annual Meeting does revoke a previously submitted proxy for that item.

What does it mean if I receive more than one set of proxy materials?

Receiving multiple sets of proxy-soliciting materials generally means that your Abatix shares are held in different names or in different accounts. You must respond to all of the proxy requests to ensure that all your shares are voted.

What is “householding” and how does it affect me?

Some banks and brokers may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of this proxy statement to you if you write to the Corporate Secretary at 2400 Skyline Drive, Suite 400, Mesquite, Texas 75149, or if you call us at (214) 381-0322.  If you want to receive separate copies of our proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank or broker, or you may contact us at the above address and telephone number.

What constitutes a quorum at the meeting?

A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting.  A quorum is necessary for valid action to be taken on the matter.  Your shares will be present by proxy and count towards the quorum if you give us your proxy by signing, dating, and returning a proxy form.  Abstentions will be treated as present for purposes of determining a quorum.

Who pays the costs of soliciting proxies?

Abatix will pay all the costs of soliciting management proxies.  Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Abatix common stock and to obtain their authority to give proxies.  Abatix will reimburse these intermediaries for their reasonable expenses.

In addition to mailing proxy-soliciting materials, Abatix’s directors, officers, and regular employees may solicit proxies personally, by telephone or by other means.  Representatives of Abatix’s transfer agent, Continental Stock Transfer & Trust Company, may also solicit proxies.

How do I submit a stockholder proposal or directly nominate a director at the 2008 annual meeting?

If you wish to have a stockholder proposal included in Abatix’s proxy-soliciting materials for the 2008 annual meeting of stockholders, please send a notice of intent to submit your proposal at that meeting to the Corporate Secretary at Abatix’s headquarters.  The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of proxy rules of the Securities and Exchange Commission (“SEC”).  For a stockholder proposal relating to the 2008 annual meeting to be timely, Abatix must receive the notice no later than February 21, 2008.

Abatix requires written notice concerning a stockholder submission of a proposal or a stockholder nomination of a person for election as a director at a meeting of stockholders.  For either a stockholder proposal or a nomination, certain information about the stockholder, and the proposal or nominee (as the case may be), is required.  For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year’s annual meeting.  For a nomination to be considered at Abatix’s 2008 annual meeting, the notice must be furnished no later than February 21, 2008.  A copy of the by-laws may be obtained free of charge on written request to the Corporate Secretary at Abatix’s headquarters.

PROPOSAL 1.  ELECTION OF DIRECTORS

General

The Board is responsible for the overall affairs of the Company.  The Company’s By-laws, as amended, provide that the size of the Board shall be fixed from time to time by resolution of the Board.  Currently, the number of directors is fixed at five.  All directors are elected for a one-year term.  The directors will therefore serve until the 2008 annual meeting of stockholders or until their successors have been elected and qualified.

Directors will be elected by a plurality vote.  A stockholder directing to withhold authority for re-election of directors and broker non-votes will have no effect on the outcome of this vote.

The Company expects, but does not require members of the Board to attend the Annual Meeting of stockholders. All of the members of the Board attended the 2006 annual meeting of Stockholders and it is expected that all members will be at the Annual Meeting.

Section 145 of the General Corporation Law of Delaware permits the indemnification of directors, officers, employees and agents of Delaware corporations.  The Company’s Certificate of Incorporation and By-Laws provide that the Company shall indemnify its Directors and Officers to the full extent permitted by the General Corporation Law of the State of Delaware.

Nominees for Election

The Board has determined that each member of the Board or Board nominee, other than Messrs. Shaver and Cox, meets the definition of “independent director” as defined by NASDAQ Marketplace Rule 4200 and Section 10A-3 of the Securities Exchange Act of 1934.  Messrs. Shaver and Cox are executive officers of the Company.

There are no family relationships among the Company’s Executive Officers and Directors.  All five nominees were previously elected by the stockholders at the 2006 annual meeting.  The names of the nominees for election at the Annual Meeting, their principal occupations and the year in which they became Directors, are set forth below.

Name	Age	Director since	Principal Occupation and Experience

Terry W. Shaver	49	1983	Mr. Shaver has been the President, Chief Executive Officer (“CEO”) and Chairman of the Board of the Company since 1983.

Gary L. Cox	53	1983	Mr. Cox has been the Executive Vice President and Chief Operating Officer of the Company since 1985.

Donald N. Black	55	1999

Mr. Black has been a partner and President of Turnkey Concepts, a health and beauty aid product development company since 2001. Between 1979 and 1996, Mr. Black was employed by and owned Gena Laboratories Inc., a manufacturer and distributor of professional beauty products.

Eric A. Young	49	2002	Mr. Young has been the Vice President-Sales & Marketing at QuietFlex Manufacturing Co., LP in Houston, Texas since 2000. From 1998 until 2000, he was a Group Vice President of Watsco, Inc.

A. David Cook	51	2004

Mr. Cook has worked for Pool Corporation, a $2.0 billion distributor of swimming pool, spa and irrigation products (NASDAQ: POOL) since 1988 and is their Group Vice President. His responsibilities include management of field operations, staff management of sales and marketing and acquisition initiatives. From 1997 to 2002, he was a Vice President with general manager duties of Pool’s largest operating division, as well as directing Pool’s entire sales and marketing efforts.

The Board of Directors unanimously recommends a vote FOR the election of the nominees for Director.

BOARD OF DIRECTORS AND BOARD COMMITTEES

The Board met five times during 2006 with each director attending 75% or more of the total number of meetings of the Board.  The non-management members of the board do not meet in a formal executive session since all three non-management directors serve together on the Company’s three board committees.

The Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance.  All members of these committees must be independent directors.  All non-employee directors have been determined to be independent.  The charter for each of the committees is evaluated and updated, if necessary, by the Board on a periodic basis.  The most recent charters are posted on the Company’s website at www.abatix.com and can also be obtained free of charge by sending a request to the Company’s Corporate Secretary at the headquarters address.  Committee memberships are shown in the following table.

Independent Directors’ Committee Assignments

Name	Audit	Compensation	Nominating and Corporate Governance

Eric A. Young	Chair	Member	Member
Donald N. Black	Member	Chair	Member
A. David Cook	Member	Member	Chair

Audit Committee

The Audit Committee met four times during 2006 with each member attending 75% or more of the total number of meetings.  The Board has determined Mr. Young meets the requirements of an “audit committee financial expert,” as required and defined by the NASDAQ Marketplace Rules and the rules of the SEC.

The Audit Committee’s responsibilities include:

•	the appointment (subject to ratification by the stockholders), compensation, retention and oversight of the independent registered public accountants;
•	the pre-approval of audit and non-audit services to be provided by the independent registered public accountants; and
•	the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters.

The Audit Committee assists the Board in its oversight responsibility with respect to the Company’s:

•	financial reporting process;
•	adequacy and effectiveness of systems of internal accounting and financial controls;
•	the integrity of financial statements; and
•	compliance with legal and regulatory requirements.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met two times during 2006 will all members attending, except for Mr. Cook who did not attend one of the meetings.  The Board has determined that each member of the Nominating and Corporate Governance Committee is independent.

The Nominating and Corporate Governance Committee’s primary purpose is to provide oversight on a broad range of issues surrounding the composition of the Board, including identifying individuals qualified to become Board members, recommending to the Board director nominees for the next annual meeting of stockholders, and assisting the Board in the areas of committee member selection, evaluation of the overall effectiveness of the Board and committees of the Board, and review and consideration of corporate governance practices.

Compensation Committee

The Compensation Committee met once during 2006 with all members attending.  The Board has determined that each member of the Compensation Committee is independent.

The Compensation Committee oversees the Company’s activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or stockholders for approval.  The general responsibilities of the Committee include oversight to ensure that:

•	The Board appropriately discharges its responsibilities relating to officer compensation;
•	A competitive compensation structure is in place that will attract, motivate, and retain key talent;
•	Compensation and benefit policies and practices reflect the highest level of integrity;
•	Compensation, especially officer compensation, is linked to performance; and
•	The interests of all stockholders are protected.

Included among its duties are the review and approval of corporate goals and objectives relevant to chief executive officer compensation, the evaluation of chief executive officer performance in light of those goals and objectives and, as a committee, the determination and approval of the chief executive officer’s compensation level based on this evaluation.  The Committee also administers stock and incentive plans.

In establishing the Company’s compensations systems, the Committee develops programs based on its own deliberations, as well as management.  The Committee has sole authority to retain and terminate an independent compensation/benefit consultant, including sole authority to approve the consultant’s fees.  To date, the Committee has not retained any consultants.

Members of management (including certain of its Named Executive Officers (“NEOs”), as that term is further described below) assist the Committee in performing its responsibilities by providing recommendations for the Committee’s consideration concerning the design of the Company’s compensation program for its NEOs and other officers, as well as any recommended award levels, except those aspects related to Mr. Shaver, which are determined solely by the Committee in executive session without members of management present.

The Committee has the authority to grant up to 300,000 shares of equity to elected officers and other employees under the 2006 Stock Plan.  The Committee also has the authority to delegate to management (and subsequently terminate) a limited authority to grant stock options or other equity instruments to employees.  Any awards issued through this authority are granted using terms, general features and agreements previously approved by the Committee.  Information concerning any grants would be shared with the Committee at its next meeting following the grant.  To date, no grants have been made from the 2006 Stock Plan, nor has any authority been delegated to management.

Lead Director

Mr. Black has been designated by the Board as its lead independent director and as such, Mr. Black will preside at any meetings of the Board’s independent directors and perform such other functions as the Board may direct, including recommending agenda items for Board meetings.

Available Information

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s employees, officers (including the Company’s principal executive officer and principal financial officer) and directors.  The Code of Business Conduct and Ethics is available in the “About” section on the Company’s website at www.abatix.com.

Also available in the “About” section on the Company’s website are the charters, adopted by the Board, of the Board’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.  All of these documents are also available to stockholders in print, free of charge, upon request to the Corporate Secretary at the Abatix headquarters.

Recommending Candidates for Board Membership

The Nominating and Corporate Governance Committee recommends candidates for Board Membership based on a number of criteria, including relevant educational, business and industry experience and demonstrated character and judgment.  The Nominating and Corporate Governance Committee has not established any minimum qualifications a nominee must meet to be recommended for Board membership.  Suggestions as to candidates are received from members of the Nominating and Corporate Governance Committee, other directors, executive officers, employees and others, including stockholders.

Any stockholders who would like the Nominating and Corporate Governance Committee to consider a candidate for Board membership should mail or deliver the following information to either the chair of the Nominating and Corporate Governance Committee or the Corporate Secretary.

•

A letter of recommendation containing (i) the name and address of the proposing stockholder, (ii) the name and address of the proposed candidate, (iii) why, using the criteria described above, the proposed candidate should be considered by the Nominating and Corporate Governance Committee, and (iv) a description of any agreement or relationship between the proposing stockholder and the proposed candidate.

•	A written consent from the proposed candidate to being identified as a nominee and to serve as a director if elected.

Candidates for Board membership who are recommended by stockholders will be evaluated in the same manner as candidates who were recommended by the Nominating and Corporate Governance Committee.

Communication with Directors

Stockholders may communicate with members of the Company’s Board, a particular committee of the Board, or a specific member of the Board.  Such communications should be sent in writing to the intended person or group in care of Abatix Corp., 2400 Skyline Drive, Suite 400, Mesquite, Texas 75149.

DIRECTOR COMPENSATION

A director who is an employee of the Company or any subsidiary does not receive any compensation for serving as a director.

Members of the Company’s Board who are not employees of the Company or any subsidiary are compensated at a level which approximates a fair price for the efforts involved.  The Company pays these directors an annual retainer of $10,000, which is intended to cover all scheduled meetings of the Board and its committees.  In addition, the Company reimburses travel expenses relating to service as a director.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total

Terry W. Shaver	—	—	—	—	—	—	—
Gary L. Cox	—	—	—	—	—	—	—
Donald N. Black	$10,000	—	—	—	—	—	$10,000
Eric A. Young	$10,000	—	—	—	—	—	$10,000
A. David Cook	$10,000	—	—	—	—	—	$10,000

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how many shares of the Company’s common stock the (i) directors, (ii) nominees, (iii) executive officers, and (iv) all directors and executive officers as a group beneficially owned as of March 31, 2007.  The address for each person listed in the table below is the same as the Company’s headquarters.  The Company is not aware of any other stockholder that is the beneficial owner of more than 5% of the outstanding common stock.

Beneficial ownership is a term broadly defined by the Securities and Exchange Commission.  In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities.  Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities.  Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of shares of the Company by sole voting and investment power.

Name	Shares Beneficially Owned	Percent of Class (1)

Terry W. Shaver (2)	528,000	30.9%
Gary L. Cox (3)	289,503	16.9%
Frank J. Cinatl (4)	18,500	1.1%
Donald N. Black (5)	—	0.0%
Eric A. Young (5)	6,000	0.4%
A. David Cook (5)	—	0.0%
All executive officers and directors as a group (6 persons)	842,003	49.2%

(1)

The percentage of class is calculated assuming that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options or rights or warrants to subscribe have been exercised by anyone else.

(2)	Mr. Shaver is President, CEO and Chairman of the Board of Directors of the Company.

(3)

Mr. Cox is Executive Vice President, Chief Operating Officer, Secretary and a Director of the Company.  Mr. Cox’s wife, who was an employee of the Company until June 2004, owns approximately 1,400 shares in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(4)

Mr. Cinatl is Executive Vice President and Chief Financial Officer of the Company.  Mr. Cinatl’s shares beneficially owned include approximately 4,500 shares held in the Company’s 401k Profit Sharing Plan.  These shares are included above.

(5)	Messrs. Black, Young and Cook are Directors of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of the Company’s equity securities.  Based on a review of copies of the reports provided to the Company and representations of those persons, we believe the Company’s executive officers and directors timely complied with their filing requirements for 2006 and the subsequent period prior to the filing of this proxy statement.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility for the audit process, the Audit Committee discussed with the independent registered public accountants all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accountants any other relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management and the independent registered public accountants, the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent registered public accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accountants’ examination of the financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ending December 31, 2006, with management and the independent registered public accountants.  Management has the responsibility for the preparation of the Company’s financial statements and the independent registered public accountants have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accountant, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ending December 31, 2006, for filing with the SEC.  The Audit Committee also recommended the reappointment, subject to stockholder approval, of the independent registered public accountant and the Board concurred in such recommendation.

Eric A. Young, Chair
Donald N. Black
A. David Cook

Members of the Audit Committee of the Board of Directors

AUDIT FEES AND AUDIT COMMITTEE APPROVAL
POLICIES AND PROCEDURES

Audit Fees

Aggregate fees billed to the Company for the fiscal years ending December 31, 2006 and 2005, by the Company’s principal accounting firm, KPMG, were as follows:

	2006	2005

Audit Fees	$105,400	$85,200
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by the Company’s independent registered public accountants. Also, specific pre-approval by the Audit Committee is required for any proposed services. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, although the decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent registered public accountants.

All KPMG services and fees in 2006 were pre-approved by the Audit Committee.

EXECUTIVE COMPENSATION

Executive Officer Other Than Directors

Executive officers are appointed annually and, except to the extent governed by employment contracts, serve at the discretion of the Board.  Messrs. Shaver and Cox are also directors of the Company and their information is described above.  The other executive officer is Mr. Cinatl whose experience is as follows.

Name	Age	Principal Occupation and Experience

Frank J. Cinatl, IV	46

Mr. Cinatl was appointed as Executive Vice President and Chief Financial Officer of the Company on January 1, 2007.  From 1994 through 2006 he was Vice President and Chief Financial Officer of the Company.  Mr. Cinatl is a Certified Public Accountant.

Performance Graph

The following graph and table compare total stockholder returns for the Company over the last five years to the CRSP Total Return Index for The NASDAQ Stock Market and for the Russell 2000® Value Index assuming a $100 investment made on December 31, 2001.  The stock performance shown on the graph and table below is not necessarily indicative of future price performance.  The closing price is used to compute the return for Abatix Corp.

	December 31,

	2001	2002	2003	2004	2005	2006

Abatix Corp.	$100	$141	$82	$202	$224	$136
Nasdaq US Total Return Index	100	69	103	112	115	126
Russell 2001® Value Index	100	89	129	158	166	204

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2007 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

Donald N. Black, Chair
Eric A. Young
A. David Cook

Members of the Compensation Committee of the Board of Directors

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the Company’s compensation policies and arrangements that are applicable to the NEOs appearing in the Summary Compensation Table (which follows below) for fiscal year 2006.

Philosophy

The compensation program for the Company’s NEOs, which is applicable to all employees, is administered in a manner that:

•	promotes simplicity;
•	promotes the attainment of reasonable profit growth on a consistent basis in order to preserve job protection and job security;
•	promotes and rewards productivity and dedication to the long-term success of Abatix;
•	accomplishes internal equity among its people; and
•	responds to the influence of external market forces.

The Compensation Committee of the Board reviews the compensation of Abatix’s NEOs on an annual basis.  They consider the total compensation (both salary and incentives) in establishing each element of compensation.  In addition, the Compensation Committee considers the recommendations of the CEO in establishing the compensation for the NEOs (other than the CEO).

Employment Agreements

Messrs. Shaver, Cox and Cinatl are parties to employment agreements with the Company expiring December 31, 2008.  These agreements provide for minimum annual compensation of $231,700 each for Messrs. Shaver and Cox and $151,500 for Mr. Cinatl.  Such employment agreements preclude each individual from competing with the Company for a period of twelve months following termination of his employment for cause or by reason of his voluntarily leaving the employ of the Company.  The employment agreements also require them to maintain the confidentiality of proprietary data relating to the Company and its activities and services.  The employment agreements also provide for certain other benefits and protections which are described below.

Elements of Compensation

The principal elements of compensation for Abatix’s NEOs consists of (i) base salary, (ii) annual incentive plan, (iii) other bonus, (iv) stock based compensation and (v) perquisites and other benefits.  Each of these elements is described below.

Base Salary

The purpose of base salary is to provide fixed compensation based on competitive market basis.  This element rewards the NEO for their core competencies relative to skills, experience and contributions to the Company.

As a rule, base salary for the executive officers of Abatix is comparable to the salaries for comparable positions in comparable companies.  The Compensation Committee bases this determination on information obtained for similarly situated businesses that are publicly traded; its impression of the prevailing business climate; and the advice of the Company’s CEO.  Annual salary increases, if any, for executive officers as a group are generally the same, on a percentage basis, as those received by other employees.

Annual Incentive Plan

The purpose of annual incentive plan is to provide focus in meeting annual goals.  This element rewards the NEO for their contributions toward the achievement of the Company’s earnings per share (“EPS”) targets.

The Compensation Committee established 2006 EPS growth targets for the NEOs in order to be eligible for an annual incentive plan bonus.  The baseline for these growth targets was the 2005 EPS.  None of these targets were reached during 2006; accordingly, no annual incentive plan bonuses were paid.

The Compensation Committee has also established 2007 EPS growth targets for the NEOs in order to be eligible for an annual incentive plan bonus.  The baseline for these growth targets was the 2006 EPS.

Other Bonus

The purpose of the other bonus is to provide a mechanism for the Compensation Committee to reward NEOs for efforts that either have no direct measurable outcome or where the benefit will be realized in future periods.

Besides evaluating each NEOs performance, the Compensation Committee considers other qualitative factors to determine if an NEO is eligible.  In addition to evaluating the NEOs performance (other than the CEO), the Compensation Committee relied on the recommendation of the CEO, whose recommendation is based on his own experience of such NEOs performance.  Other qualitative factors considered are, but not necessarily limited to, (i) extraordinary events, (ii) changes in the level of responsibility, (iii) the longevity in office, and (iv) overall fairness of the annual incentive bonus.  There is no mathematical formula in determining the other annual bonus amount; however, these amounts are generally 10% or less of an NEOs base salary.

Stock Based Compensation

The purpose of stock based compensation is to provide a mid- and long-term incentive that aligns the interests of management and the employees with that of the stockholders.  This element rewards the NEO for their contributions toward improving the Company’s long-term stock price.

The Company has the 2006 Stock Plan which was approved by stockholders at the 2006 annual meeting.  However, no grants have been made from this plan to date.

Perquisites and Other Benefits

The purpose of perquisites and other benefits is to provide an incentive to attract and retain top executives.  This element rewards the NEO for their core competencies relative to skills, experience and contributions to the Company.  The Company maintains these benefits in order to provide our executives with reasonable protection against ill health, disability, retirement and death, all of which can interrupt the executive’s employment or income.  These benefits help us to attract, motivate, and retain our NEOs by providing the necessary supplemental components of compensation that are competitive with compensation at other comparable companies.

Our NEOs are eligible for certain modest perquisites, which include the following.

•	Life insurance
•	Long-term disability insurance
•	Paid medical insurance for the NEO and their family
•	Company owned and maintained vehicle (or an automobile allowance)
•	Club memberships

In accordance with the employment agreements for the NEOs, the Company will pay for life and long-term disability insurance.

Our NEOs participate in the medical and dental insurance benefit plans on the same basis as other full-time employees of our Company.  The employment agreements for the NEOs provide that any amounts that would be charged to the employees will be paid by the Company.

The Company provides a company owned and maintained vehicle for each NEO no more than every two years.  The cost of the vehicle is limited to no more then $50,000.

While the employment agreements provide the ability to obtain a corporate country club membership for all NEOs, currently, only Mr. Cox is using this benefit.

Retirement Plans

At this time, Messrs. Shaver, Cox and Cinatl and 81 other employees are eligible to participate in the Company’s 401(K) Plan, which requires all employees to have performed services to the Company for at least one year.  Contributions by an employee in any one year may not exceed the Internal Revenue Service specified limits.  The Company currently contributes 30% of the employees’ contributions up to 5% of their salary on an ongoing basis, but the Board may approve an increase or a decrease in the matching portion at any time in the future.  During 2006, 2005 and 2004, the Company made matching contributions for all participating employees of $97,120, $92,432, and $77,823, respectively.

Severance and Change in Control Payments

These severance and change-in-control payments provide employment security and encourage the objective evaluation of potential changes to the Company’s strategy and structure.  In addition, they are designed to attract and retain qualified executives who might not otherwise join or remain with our Company without financial protection in the event that they are forced out of the Company following a change in control.  These provisions are also intended to provide for continuity of management in the event of a change in control of our Company.

If the Company terminates the employment of the NEO without cause, the NEO voluntarily terminates employment because of certain actions by the Company, or the NEO voluntarily terminates employment as a result of a change in control, the NEO will be entitled to a lump sum payment of the greater of the amounts remaining under the employment agreement or $200,000 ($150,000 for Mr. Cinatl).

If the NEO voluntarily terminates employment with the Company for reasons other than described above, the NEO will be entitled to the lesser of compensation for a period of ninety days or the amount remaining on the employment agreement.

Summary Compensation Table

There are only three NEOs of the Company, all of which are full-time employees.  Total cash compensation paid to all NEOs as a group for services provided to the Company in all capacities during the fiscal year ended in December 31, 2006 aggregated to $673,815.  Set forth below is a summary compensation table in the tabular format specified in the applicable rules of the SEC with respect to all NEOs of the Company or any of its subsidiaries who received total salary and bonus that exceeded $100,000.

Summary Compensation Table

Name and principal position	Year	Salary (1)	Bonus (2)	Stock awards (3)	Option awards (4)	Non-equity incentive plan compensation (5)	Change in pension value and non-qualified deferred compensation earnings (6)	All other compensation (7)	Total

Terry W. Shaver, President and CEO	2006	$231,700	—	—	—	—	—	$16,379	$248,079
Gary L. Cox, Exec. V.P. and COO	2006	$231,700	—	—	—	—	—	$20,534	$252,234
Frank J. Cinatl, Exec. V.P. and CFO	2006	$144,300	$15,000	—	—	—	—	$14,202	$173,502

(1) –	Represents annual salary received in 2006.
(2) –	Represents the bonus amounts recorded in the Company’s financial statements for 2006, regardless of when the amounts were paid.
(3) –	Represents the amounts recorded in the Company’s financial statements for 2006 in accordance with Statement No. 123R, without discounting for forfeitures.
(4) –	Represents the amounts recorded in the Company’s financial statements for 2006 in accordance with Statement No. 123R for stock option awards, without discounting for forfeitures.
(5) –	Represents the amounts recorded in the Company’s financial statements for 2006 for amounts paid under the Board approved annual incentive plan.
(6) –	The Company does not maintain an employee pension plan nor does it issue above-market earnings on nonqualified deferred accounts.
(7) –

In accordance with the applicable employment agreements, the amounts include an estimated value of the personal use for the Company owned and maintained vehicles (or automobile allowance) and contributions accrued under the Company’s 401K profit sharing plan.  The amounts also include life and/or disability insurance, health and dental insurance and club dues paid by the Company during 2006.  The amounts for each category are shown in the table below.

Description	Terry Shaver	Gary Cox	Frank Cinatl

Company vehicle	$8,334	$7,054	$4,650
401K Matching	3,300	3,300	2,975
Life and disability insurance	—	3,275	4,392
Health and dental insurance	4,745	4,745	2,185
Club dues	—	2,160	—

Total	$16,379	$20,534	$14,202

Grants of Plan-Based Awards Table

Name	Grant date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards

		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #

Terry W. Shaver	None	—	—	—	—	—	—	—	—	—
Gary L. Cox	None	—	—	—	—	—	—	—	—	—
Frank J. Cinatl	None	—	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Terry W. Shaver	—	—	—	—	—	—	—	—	—
Gary L. Cox	—	—	—	—	—	—	—	—	—
Frank J. Cinatl	—	—	—	—	—	—	—	—	—

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Terry W. Shaver	—	—	—	—
Gary L. Cox	—	—	—	—
Frank J. Cinatl	—	—	—	—

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year

Terry W. Shaver	None	—	—	—
Gary L. Cox	None	—	—	—
Frank J. Cinatl	None	—	—	—

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE

Terry W. Shaver	—	—	—	—	—
Gary L. Cox	—	—	—	—	—
Frank J. Cinatl	—	—	—	—	—

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company’s chief executive officer and its four other most highly compensated executive officers serving at the end of that year.  Not subject to the deductibility limit, however, is compensation that qualifies as “performance-based” compensation.  At current compensation levels, the Compensation Committee does not expect that this compensation deduction limit will impact the Company in future periods.

Equity Compensation Plan

This table contains information as of December 31, 2006 about the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	—	n/a	300,000	(1)
Equity compensation plans not approved by security holders	—	n/a	—

Total	—	n/a	300,000

(1)	Represents common stock authorized for issuance under the 2006 Stock Plan in connection with stock awards.

PROPOSAL 2.  APPOINTMENT OF KPMG AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Although the Audit Committee of the Board is submitting the appointment of KPMG as the Company’s independent registered public accountants for the fiscal year ending December 31, 2007 for stockholder approval, it reserves the right to change the selection of KPMG as independent registered public accountants, at any time during the fiscal year, if it deems such change to be in the best interest of the Company, even after stockholder approval.

Ratification of the retention of the independent registered public accountants will require the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting.

Abstentions will be treated as present and will have the effect of a vote against the ratification of the independent registered public accountants.  Broker non-votes will have no effect on the ratification of the independent registered public accountants.

Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the appointment of the Company’s independent registered public accountants.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

The Company’s Code of Business Conduct and Ethics require that conflicts of interest in any form be avoided.  All related party transactions are reviewed by the Nominating and Corporate Governance Committee to determine, among other things, the benefits of the transaction to the Company, the availability of other sources of comparable products or services, and whether the terms of the proposed transaction are comparable to those provided to unrelated third parties.  This Committee then reports their findings to the Board.  There were no transactions since the beginning of fiscal 2006, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.  Accordingly, during 2006, there were no transactions that the Board believed were required to be disclosed herein.

AVAILABILITY OF FORM 10-K ANNUAL REPORT

Printed copies of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC, are available without charge to stockholders upon request to the Corporate Secretary at 2400 Skyline Drive, Suite 400, Mesquite, Texas 75149.  On-line copies are also available at the Company’s website, www.abatix.com.

BY ORDER OF THE BOARD OF DIRECTORS

Gary L. Cox, Corporate Secretary
Mesquite, Texas
April 23, 2007

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

The Board of Directors Recommends a Vote FOR Each of the Following.	Please mark your votes like this	☒

		FOR ALL nominees listed on the left	WITHHOLD AUTHORITY to vote for all nominees listed on the left
1. Election of Directors

Nominees:	Terry W. Shaver;	☐	☐		FOR	AGAINST	ABSTAIN
	Gary L. Cox;			2. Proposal to Ratify the Appointment of Independent Registered Public Accountants.	☐	☐	☐
A. David Cook;
Donald N. Black;
Eric A. Young

Except as specified here:

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMES IN PROPOSAL 1 AND FOR PROPOSAL 2.

_______________________________________________________________________
_______________________________________________________________________

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date		2007.
,

Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your full title as such. If executed by a corporation or partnership, the proxy should be signed in the corporate or partnership name by a duly authorized officer or other duly authorized person, indicating such officer’s or person’s title.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

This Proxy Is Solicited By And On Behalf Of The Board of Directors of ABATIX CORP.
Proxy - Annual Meeting of Stockholders - May 22, 2007

          The undersigned, revoking all previous proxies, hereby appoints Terry W. Shaver and Gary L. Cox, or any one of them, Proxies, with full power of substitution to represent and to vote all Common Stock of Abatix Corp. owned by the undersigned at the Annual Meeting of Stockholders to be held in Mesquite, Texas on Tuesday, May 22, 2007, including any original or subsequent adjournment thereof, with respect to the proposals set forth in the Notice of Annual Meeting and Proxy Statement. No business other than matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the persons named herein will vote thereon in accordance with their best judgment. All powers may be exercised by both of said proxies or substitutes voting or acting or, if only one votes or acts, then by that one. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

(Continued, and to be marked, dated and signed, on the other side)